UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NOVO INTEGRATED SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF

PROXY MATERIALS

The Annual Meeting of Stockholders of Novo Integrated Sciences, Inc.

will be held Virtually via Zoom Webinar on September 29, 2023, at 1:00 PM ET

PROXY STATEMENT, 2022 FORM 10-K, AND PROXY CARD ARE AVAILABLE AT:

www.annualgeneralmeetings.com/nvos2023/

Dear Shareholder:

The Annual Meeting of Shareholders of Novo Integrated Sciences, Inc. (“Novo” or the “Company”), to be held on September 29, 2023, at 1:00 PM ET, has been called to consider and act upon the following matters:

1.	To elect five directors nominated by Novo’s Board of Directors, based on the recommendation of Novo’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To approve the 2023 Equity Incentive Plan;

3.	To approve the amendment of Novo’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to effectuate a reverse stock split of Novo’s outstanding shares of common stock, at a ratio of no less than 1-for-5 and no more than 1-for-15, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

4.	To ratify the appointment of Fruci & Associates II, PLLC as Novo’s independent registered public accounting firm for the fiscal year ending August 31, 2023; and

5.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

Our Board of Directors recommends a vote “FOR” all director nominees and “FOR” proposals 2, 3, & 4.

Complete proxy materials, including the Proxy Statement, 2022 Form 10-K, and proxy card, are available to you on-line at www.annualgeneralmeetings.com/nvos2023/ or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote online, by mail or virtually following the instructions in the Proxy Statement. If you wish to vote online, you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card.

Control Number:

Important Notice Regarding

the Availability of Proxy Materials for the

Stockholder Meeting

To Be Held on September 29, 2023:

(1)	This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)	The Proxy Statement, 2022 Form 10-K, and proxy card are available at : www.annualgeneralmeetings.com/nvos2023/

(3)	If you want to receive a paper or e-mail copy of these documents for this Annual Meeting and future annual shareholder meetings, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 15, 2023 to facilitate timely delivery.

To request a paper or email copy of these documents, either:

Call our toll-free number – 1-800-785-7782; or

Visit our website at www.annualgeneralmeetings.com/nvos2023/; or

Send us an email at cs@pacificstocktransfer.com

Please clearly identify the documents you are requesting, our Company name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed or emailed, as applicable.

By Order of the Board of Directors

Control Number: